Exhibit 99 (j)(f)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A (the “Registration Statement”) under the headings “Fund Service Providers,” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

October 1, 2007